UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2010
HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 480-8300
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 21, 2010, Huntington Bancshares Incorporated (“Huntington”) issued a news release announcing its earnings for the quarter ended September 30, 2010. Also on October 21, 2010, Huntington made a Quarterly Financial Review available on its web site, www.huntington-ir.com.
Huntington’s senior management will host an earnings conference call October 21, 2010, at 10:00 a.m. (Eastern Time). The call may be accessed via a live Internet webcast at www.huntington-ir.com or through a dial-in telephone number at 800-267-7495, conference ID 11905208. Slides will be available at www.huntington-ir.com just prior to the call. A replay of the web cast will be archived in the Investor Relations section of Huntington’s web site at www.huntington.com. A telephone replay will be available two hours after the completion of the call through October 29, 2010, at 800-642-1687; conference call ID 11905208.
The information contained or incorporated by reference in this Current Report on Form 8-K contains certain forward-looking statements, including certain plans, expectations, goals, projections, and statements, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: (1) credit quality performance could worsen due to a number of factors such as the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be worse than expected; (2) changes in economic conditions; (3) movements in interest rates; (4) competitive pressures on product pricing and services; (5) success and timing of other business strategies; (6) extended disruption of vital infrastructure; and (7) the nature, extent, and timing of governmental actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as future regulations which will be adopted by the relevant regulatory agencies, including the newly created Consumer Financial Protection Bureau (CFPB), to implement the Act’s provisions. Additional factors that could cause results to differ materially from those described above can be found in Huntington’s 2009 Annual Report on Form 10-K, and documents subsequently filed by Huntington with the Securities and Exchange Commission. All forward-looking statements contained or incorporated by reference in this Current Report on Form 8-K are based on information available at the time of the release. Huntington assumes no obligation to update any forward-looking statement.

Exhibit 99.2 includes certain ratios, specifically the tangible common equity ratio, and the Tier 1 common risk-based capital ratio, which are non-GAAP financial measures. These non-GAAP financial measures are included in this report because the Federal Reserve indicated that as part of their Supervisory Capital Assessment Program (SCAP), a year-end 2010 Tier 1 common risk-based capital ratio of 4.0% would be needed. Although Huntington is not one of the SCAP bank holding companies, the market has accepted this as a “de facto” standard for being adequately capitalized since 10 of the 19 bank holding companies included in SCAP were directed to increase their capital levels to meet this targeted threshold. Other companies may calculate these financial measures differently. Risk-weighted assets are calculated under regulatory capital rules applicable to us as discussed more fully on page 8 of our Form 10-K. The tangible common equity ratio, tangible assets, and Tier 1 common risk-based capital ratio were calculated as follows:
Capital Adequacy Reconciliations

	2010			2009
(in millions)	September 30,	June 30,	March 31,	December 31,	September 30,

Tangible common equity to asset ratio:

Total shareholders’ equity	$5,567	$5,438	$5,370	$5,336	$5,675
Shareholders’ preferred equity	(1,700)	(1,696)	(1,692)	(1,688)	(1,683)

	3,867	3,742	3,678	3,648	3,992
Goodwill	(444)	(444)	(444)	(444)	(444)
Intangible assets	(244)	(259)	(274)	(289)	(303)
Intangible asset deferred tax liability (1)	85	91	95	101	106

Total tangible common equity	$3,264	$3,130	$3,055	$3,016	$3,351

Total assets	$53,247	$51,771	$51,867	$51,555	$52,513
Goodwill	(444)	(444)	(444)	(444)	(444)
Other intangible assets	(244)	(259)	(274)	(289)	(303)
Intangible asset deferred tax liability (1)	85	91	95	101	106

Total tangible assets	$52,644	$51,159	$51,244	$50,923	$51,872

Tangible common equity to asset ratio	6.20%	6.12%	5.96%	5.92%	6.46%

Tier 1 common risk-based capital ratio (2)

Tier 1 capital	$5,480	$5,317	$5,090	$5,201	$5,756
Shareholders’ preferred equity	(1,700)	(1,696)	(1,692)	(1,688)	(1,683)
Trust preferred securities	(570)	(570)	(570)	(570)	(570)
REIT preferred stock	(50)	(50)	(50)	(50)	(50)

Tier 1 common	$3,160	$3,001	$2,778	$2,893	$3,453

Risk weighted assets	$42,946	$42,486	$42,522	$43,248	$44,142

Tier 1 common risk-based capital ratio	7.36%	7.06%	6.53%	6.69%	7.82%

(1)	Intangible assets are net of deferred tax liability, and calculated assuming a 35% tax rate.

(2)	September 30, 2010 figures are estimated.

The information contained or incorporated by reference in Item 2.02 of this Form 8-K shall be treated as “furnished” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
The exhibits referenced below shall be treated as “furnished” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
(d) Exhibits.

Exhibit 99.1	—	News release of Huntington Bancshares Incorporated, dated October 21, 2010.
Exhibit 99.2	—	Quarterly Financial Review, September 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED
Date: October 21, 2010	By:	/s/ Donald R. Kimble
Donald R. Kimble
Senior Executive Vice President and Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	News release of Huntington Bancshares Incorporated, October 21, 2010.
Exhibit 99.2	Quarterly Financial Review, September 2010.